Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Systems Announces Conference Call to Review First Quarter Results to be Held on June 3, 2015 at 4:30 p.m. ET

MELVILLE, N.Y., May 29, 2015 — Verint® Systems Inc. (NASDAQ: VRNT) today announced it will conduct a conference call on Wednesday, June 3, 2015 at 4:30 p.m. ET to review its first quarter results (for the quarter ended April 30, 2015) and outlook for the year ending January 31, 2016. An earnings release will be issued after market close on June 3.
Conference Call
A real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-800-706-7745 (United States and Canada) and 1-617-614-3472 (international). The passcode is 15288711. Please dial in 5-10 minutes prior to the scheduled start time.

About Verint Systems Inc.

Verint® is a global leader in Actionable Intelligence®, which has become a necessity in a dynamic world of massive information growth. By empowering organizations with crucial insights, Verint solutions enable decision makers to anticipate, respond and take action, and make more informed, effective and timely decisions. Our solutions are designed to address three important areas of the Actionable Intelligence market: customer engagement optimization; security intelligence; and fraud, risk and compliance. Verint’s vision is to create A Smarter World with Actionable Intelligence®, and today, more than 10,000 organizations in over 180 countries—including over 80 percent of the Fortune 100—already benefit from this vision. Learn more at www.verint.com and NASDAQ: VRNT.

Cautionary Note About Forward-Looking Statements

This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2015 and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, KANA, LAGAN, VOVICI, GMT, VICTRIO, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

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